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                                                                      EXHIBIT 99


                                  PRESS RELEASE
                                November 18, 2005

                     AUTOCAM CORPORATION ANNOUNCES TIMING OF
                   2005 THIRD QUARTER EARNINGS CONFERENCE CALL


KENTWOOD, MI, November 18, 2005 -- The management of Autocam will hold a conference call on Tuesday, November 22, 2005 at 10:30 a.m. (Eastern) to discuss the Company's financial results for the quarter ended September 30, 2005.


     What: Autocam Corporation 2005 Third Quarter Earnings Conference Call


     How: 800/289-0572 (U.S.) or 913/981-5543 (International), passcode 4575050.


     Contact: Mark R. Scott, Corporate Controller, 616/698-0707.


If you are unable to participate, the call will be recorded and available. Contact Barbara Olson at 616/541-8585 for more information.


Autocam Corporation, a portfolio company of Goldman Sachs Capital Partners and Transportation Resource Partners, is a leading independent manufacturer of extremely close tolerance precision-machined, metal alloy components, sub-assemblies and assemblies, primarily for performance and safety critical automotive applications and medical devices. The Company is headquartered in Kentwood, Michigan and, together with its subsidiaries, has plants in Michigan, California, Massachusetts, France, Brazil, China and Poland.